                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                 TELLABS, INC.,

                             CHARDONNAY MERGER CORP.

                                       AND

                       ADVANCED FIBRE COMMUNICATIONS, INC.

                            DATED AS OF MAY 19, 2004

                          AGREEMENT OF PLAN AND MERGER

                                TABLE OF CONTENTS

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
ARTICLE I             THE MERGER AND SUBSEQUENT MERGER.....................................................      1

         Section 1.1      The Merger.......................................................................      1
         Section 1.2      Effective Time...................................................................      2
         Section 1.3      Effects of the Merger............................................................      2
         Section 1.4      Charter and Bylaws; Directors and Officers.......................................      2
         Section 1.5      Conversion of Securities.........................................................      2
         Section 1.6      Parent to Make Certificates Available............................................      4
         Section 1.7      Dividends; Transfer Taxes; Withholding...........................................      4
         Section 1.8      No Fractional Securities.........................................................      5
         Section 1.9      Return of Exchange Fund..........................................................      5
         Section 1.10     Adjustment of Per Share Merger Consideration.....................................      6
         Section 1.11     No Further Ownership Rights in Company Common Stock..............................      6
         Section 1.12     Closing of Company Transfer Books................................................      6
         Section 1.13     Lost Certificates................................................................      6
         Section 1.14     Further Assurances...............................................................      6
         Section 1.15     Closing; Closing Deliveries......................................................      7
         Section 1.16     Subsequent Merger................................................................      8

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................................      9

         Section 2.1      Organization, Standing and Power.................................................      9
         Section 2.2      Capital Structure................................................................     10
         Section 2.3      Authority........................................................................     11
         Section 2.4      Consents and Approvals; No Violation.............................................     12
         Section 2.5      SEC Documents and Other Reports..................................................     13
         Section 2.6      Registration Statement and Joint Proxy Statement.................................     14
         Section 2.7      Absence of Certain Changes or Events.............................................     14
         Section 2.8      Permits and Compliance...........................................................     15
         Section 2.9      Tax Matters......................................................................     15
         Section 2.10     Actions, Proceedings and Violations..............................................     16
         Section 2.11     Certain Agreements...............................................................     17
         Section 2.12     ERISA............................................................................     17
         Section 2.13     Compliance with Worker Safety and Environmental Laws.............................     18
         Section 2.14     Labor Matters....................................................................     18
         Section 2.15     Intellectual Property............................................................     19
         Section 2.16     Opinion of Financial Advisor.....................................................     19
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
         Section 2.17     Required Vote of Parent Stockholders.............................................     19
         Section 2.18     Reorganization...................................................................     20
         Section 2.19     Brokers..........................................................................     20
         Section 2.20     Operations of Sub................................................................     20

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................     20

         Section 3.1      Organization, Standing and Power.................................................     20
         Section 3.2      Capital Structure................................................................     20
         Section 3.3      Authority........................................................................     22
         Section 3.4      Consents and Approvals; No Violation.............................................     22
         Section 3.5      SEC Documents and Other Reports..................................................     23
         Section 3.6      Registration Statement and Joint Proxy Statement.................................     24
         Section 3.7      Absence of Certain Changes or Events.............................................     24
         Section 3.8      Permits and Compliance...........................................................     25
         Section 3.9      Tax Matters......................................................................     26
         Section 3.10     Actions, Proceedings and Violations..............................................     27
         Section 3.11     Certain Agreements...............................................................     27
         Section 3.12     ERISA............................................................................     29
         Section 3.13     Compliance with Worker Safety and Environmental Laws.............................     31
         Section 3.14     Labor Matters....................................................................     31
         Section 3.15     Intellectual Property............................................................     31
         Section 3.16     Opinion of Financial Advisor.....................................................     32
         Section 3.17     State Takeover Statutes; Certain Charter Provisions..............................     32
         Section 3.18     Required Vote of Company Stockholders............................................     32
         Section 3.19     Reorganization...................................................................     32
         Section 3.20     Brokers..........................................................................     33
         Section 3.21     Rights Agreement.................................................................     33

ARTICLE IV            COVENANTS RELATING TO CONDUCT OF BUSINESS............................................     33

         Section 4.1      Conduct of Business Pending the Merger...........................................     33
         Section 4.2      No Solicitation..................................................................     38
         Section 4.3      Third Party Standstill Agreements................................................     39
         Section 4.4      Reorganization...................................................................     40

ARTICLE V             ADDITIONAL AGREEMENTS................................................................     40

         Section 5.1      Stockholder Meetings.............................................................     40
         Section 5.2      Preparation of the Registration Statement and the Joint Proxy Statement..........     41
         Section 5.3      Access to Information............................................................     41
         Section 5.4      Compliance with the Securities Act...............................................     42
         Section 5.5      Current Nasdaq Quotation.........................................................     42
         Section 5.6      Fees and Expenses................................................................     42
         Section 5.7      Company Stock Plans and Company Stock Purchase Plan..............................     44
         Section 5.8      Reasonable Best Efforts..........................................................     46
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
         Section 5.9      Public Announcements.............................................................     47
         Section 5.10     State Takeover Laws..............................................................     47
         Section 5.11     Indemnification; Directors and Officers Insurance................................     47
         Section 5.12     Notification of Certain Matters..................................................     49
         Section 5.13     Employee Benefit Plans and Agreements............................................     49
         Section 5.14     Nasdaq...........................................................................     51
         Section 5.15     Rights Agreement.................................................................     51
         Section 5.16     Board of Directors Representative................................................     51
         Section 5.17     Section 16 Matters...............................................................     52

ARTICLE VI            CONDITIONS PRECEDENT TO THE MERGER...................................................     52

         Section 6.1      Conditions to Each Party's Obligation to Effect the Merger.......................     52
         Section 6.2      Conditions to Obligation of the Company to Effect the Merger.....................     53
         Section 6.3      Conditions to Obligations of Parent and Sub to Effect the Merger.................     54

ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER....................................................     55

         Section 7.1      Termination......................................................................     55
         Section 7.2      Effect of Termination............................................................     58
         Section 7.3      Amendment........................................................................     58
         Section 7.4      Waiver...........................................................................     58

ARTICLE VIII          GENERAL PROVISIONS...................................................................     58

         Section 8.1      Non-Survival of Representations and Warranties...................................     58
         Section 8.2      Notices..........................................................................     58
         Section 8.3      Interpretation...................................................................     59
         Section 8.4      Counterparts.....................................................................     59
         Section 8.5      Entire Agreement; No Third-Party Beneficiaries...................................     60
         Section 8.6      Governing Law and Venue; Waiver of Jury Trial....................................     60
         Section 8.7      Assignment.......................................................................     61
         Section 8.8      Severability.....................................................................     61
         Section 8.9      Enforcement of this Agreement....................................................     61
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                             TABLE OF DEFINED TERMS

Defined Term                                                                                              Section
------------                                                                                              -------
Acquisition Transaction............................................................................     4.2
Affiliate..........................................................................................     1.16(e)
Agreement..........................................................................................     Introduction
Blue Sky Laws......................................................................................     2.4
Certificate of Merger..............................................................................     1.2
Certificates.......................................................................................     1.6(b)
Closing............................................................................................     1.15(a)
Closing Date.......................................................................................     1.15(a)
Code...............................................................................................     Recitals
Company............................................................................................     Introduction
Company Acquisition Transaction....................................................................     5.6(g)
Company Affiliate Letter...........................................................................     5.4
Company Business Personnel.........................................................................     3.14
Company Bylaws.....................................................................................     1.15(d)(iii)
Company Charter....................................................................................     1.4(a)
Company Common Stock...............................................................................     Recitals
Company Contracts..................................................................................     3.11(a)
Company Key Customers..............................................................................     3.7(b)
Company Foreign Benefit Plan.......................................................................     3.12(f)
Company Letter.....................................................................................     3.2(b)
Company Multiemployer Plan.........................................................................     3.12(c)
Company Permits....................................................................................     3.8(a)
Company Plan.......................................................................................     3.12(c)
Company Preferred Stock............................................................................     3.2(a)
Company Series A Preferred Stock...................................................................     3.2(a)
Company SEC Documents..............................................................................     3.5
Company Stock Option Plans.........................................................................     3.2(a)
Company Stock Options..............................................................................     3.2(a)
Company Stock Purchase Plan........................................................................     3.2(a)
Company Stockholder Approval.......................................................................     5.1(a)
Company Stockholder Meeting........................................................................     5.1(a)
Company's Current Premium..........................................................................     5.11(b)
Confidentiality Agreement..........................................................................     5.3
Constituent Corporations...........................................................................     Introduction
Contract...........................................................................................     2.2(a)
Costs..............................................................................................     5.11(a)
Dissenting Shares..................................................................................     1.5(d)
DGCL...............................................................................................     1.1
D&O Insurance......................................................................................     5.11(b)
Effective Time.....................................................................................     1.2
Employee Agreement.................................................................................     3.11(c)
End Date...........................................................................................     7.1(d)
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
Environmental Laws.................................................................................     2.13
ERISA..............................................................................................     2.12(a)
ERISA Affiliate....................................................................................     2.12(c)
Exchange Act.......................................................................................     2.4
Exchange Agent.....................................................................................     1.6(a)
Exchange Fund......................................................................................     1.6(a)
Exchange Ratio.....................................................................................     1.5(c)
GAAP...............................................................................................     2.5
Governmental Entity................................................................................     2.4
HSR Act............................................................................................     2.4
Indemnified Party..................................................................................     5.11(a)
Intellectual Property Rights.......................................................................     2.15(a)
IRS................................................................................................     2.9
Joint Proxy Statement..............................................................................     2.6
Joint Venture......................................................................................     2.2(c)
Knowledge of Parent................................................................................     2.8(a)
Knowledge of the Company...........................................................................     3.8(a)
Marconi............................................................................................     5.13(e)
Material Adverse Change............................................................................     2.1
Material Adverse Effect............................................................................     2.1
Merger.............................................................................................     Recitals
MIP................................................................................................     5.13(g)
Nasdaq.............................................................................................     1.8
Non-ERISA Benefits.................................................................................     5.13(a)
Option Exchange Ratio..............................................................................     5.7(a)
Order..............................................................................................     6.1(e)
Parent.............................................................................................     Introduction
Parent Acquisition Transaction.....................................................................     7.1
Parent Business Personnel..........................................................................     2.14
Parent Bylaws......................................................................................     1.15(a)(iii)
Parent Charter.....................................................................................     1.15(b)(i)
Parent Common Stock................................................................................     Recitals
Parent Contract....................................................................................     2.11
Parent Key Customers...............................................................................     2.7(b)
Parent Letter......................................................................................     2.2(b)
Parent Multiemployer Plan..........................................................................     2.12(c)
Parent Permits.....................................................................................     2.8(a)
Parent Plan........................................................................................     2.12(c)
Parent SEC Documents...............................................................................     2.5
Parent Stock Plans.................................................................................     2.2(a)
Parent Stockholder Approval........................................................................     5.1(a)
Parent Stockholder Meeting.........................................................................     5.1(a)
Per Share Cash Consideration.......................................................................     1.5(c)
Per Share Merger Consideration.....................................................................     1.5(c)
Per Share Stock Consideration......................................................................     1.5(c)
Person.............................................................................................     1.6(a)

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
Registration Statement.............................................................................     2.3
Rights.............................................................................................     3.2(a)
Rights Agreement...................................................................................     3.2(a)
Rule 145 Affiliates................................................................................     5.4
Sabbatical Program.................................................................................     5.13(e)
SAR................................................................................................     5.7(a)
Sarbanes-Oxley Act.................................................................................     2.8(b)
SEC................................................................................................     2.2(b)
Securities Act.....................................................................................     2.3
Share Issuance.....................................................................................     2.3
Sister Subsidiary..................................................................................     1.16(a)
State Takeover Approvals...........................................................................     2.4
Stockholder Meetings...............................................................................     5.1(a)
Sub................................................................................................     Introduction
Subsequent Certificate of Merger...................................................................     1.16(a)
Subsequent Merger..................................................................................     1.16(a)
Subsidiary.........................................................................................     2.1
Substitute Option..................................................................................     5.7(a)
Superior Proposal..................................................................................     4.2(a)
Surviving Corporation..............................................................................     1.1
Takeover Proposal..................................................................................     4.2(a)
Tax Return.........................................................................................     2.9
Taxes..............................................................................................     2.9
Termination Fee....................................................................................     5.6(c)
Third Party........................................................................................     4.2
Transmittal Letter.................................................................................     1.6(b)
Unvested Company Share.............................................................................     5.7(b)
Unvested Share Restrictions........................................................................     5.7(b)
Worker Safety Laws.................................................................................     2.13

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of May 19, 2004 (this "Agreement"), among Tellabs, Inc., a Delaware corporation ("Parent"), Chardonnay Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Advanced Fibre Communications, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, $0.01 par value, of the Company ("Company Common Stock"), together with the associated Rights (as hereinafter defined) under the Rights Agreement (as hereinafter defined), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive (i) shares of common stock, $0.01 par value, of Parent ("Parent Common Stock") and (ii) the Per Share Cash Consideration (as hereinafter defined);

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to, and in the best interest of, their respective stockholders;

                  WHEREAS, immediately following the Merger, Parent will cause the surviving corporation in the Merger to merge with and into a newly created direct, wholly owned Subsidiary of Parent pursuant to the Subsequent Merger (as hereinafter defined); and

                  WHEREAS, this Agreement is intended to constitute a "plan of reorganization" with respect to the Merger and the Subsequent Merger for United States federal income tax purposes pursuant to which the Merger and the Subsequent Merger, taken together, are to be treated as a "reorganization" under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                        THE MERGER AND SUBSEQUENT MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

                  Section 1.2 Effective Time. The Merger shall become effective when a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time set forth in the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

                  Section 1.4       Charter and Bylaws; Directors and Officers.
(a) At the Effective Time, the Fifth Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that Article FOURTH of the Company Charter reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value." As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation.

                  (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any securities of the Constituent Corporations:

                  (a) Each issued and outstanding share of common stock, $0.01 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

                  (b) All shares of Company Common Stock, together with the associated Rights, that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock, together with the associated Rights, owned by Parent or any wholly owned Subsidiary of Parent shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (together with the associated Rights), other than Dissenting Shares (as hereinafter defined) and shares to be canceled in accordance with
Section 1.5(b), shall be converted into the right to receive (i) 1.55 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Per Share Stock Consideration") and (ii) $7.00 in cash, without interest (the "Per Share Cash Consideration" and, together with the Per Share Stock Consideration, the "Per Share Merger Consideration"). All such shares of Company Common Stock and the associated Rights, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted, the Per Share Cash Consideration and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6.

                  (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, together with the associated Rights, which are held of record by stockholders who shall not have approved the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration as set forth in Section 1.5(c), but the holders thereof instead shall be entitled to, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of his or its shares in accordance with Section 262(d) of the DGCL or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his or its entitlement to appraisal rights as provided in Section 262 of the DGCL, if so required, or (ii) if a court shall determine that such holder is not entitled to receive payment for his or its shares or such holder shall otherwise lose his or its appraisal rights, then, in any such case, each share of Company Common Stock, together with the associated Rights, held of record by such holder or holders shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration as set forth in Section 1.5(c), upon surrender of the certificate or certificates representing such Dissenting Shares. The Company shall give Parent and Sub prompt notice of any demands received by the Company for appraisal of such shares, and Parent and Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle, settle or negotiate in respect of any such demands.

                  Section 1.6 Parent to Make Certificates Available. (a) Parent shall authorize a commercial bank (or such other Person as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent for exchange with certificates which represented outstanding shares of Company Common Stock immediately prior to the Effective Time, together with the associated Rights, all cash and certificates representing the shares of Parent Common Stock payable or issuable pursuant to Section 1.5(c) and cash, as required to make payments in lieu of any fractional shares pursuant to Section
1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Per Share Merger Consideration contemplated to be issued and paid pursuant to Section 1.5(c) out of the Exchange Fund. For purposes of this Agreement, "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, estate, Governmental Entity (as hereinafter defined), trust or unincorporated organization.

                  (b) Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, together with the associated Rights, converted in the Merger (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of such Certificates in exchange for the Per Share Cash Consideration and certificates representing shares of Parent Common Stock and cash in lieu of fractional shares and which shall be reasonably satisfactory to the Company (the "Transmittal Letter")). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with the Transmittal Letter, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Cash Consideration and a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the Certificate so surrendered shall have been converted at the Effective Time pursuant to this
Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

                  Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such Person surrenders the related Certificate or Certificates, as provided in
Section 1.6. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock:
(i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I; no Parent dividend or other distribution or stock split shall relate to any fractional share; and no fractional share shall entitle the owner thereof to vote or to any other rights of a securityholder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded down to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on The Nasdaq National Market ("Nasdaq") on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on Nasdaq on such date, the first date of trading of shares of Parent Common Stock on Nasdaq after the Effective
Time) by (ii) the fractional interest of a share of Parent Common Stock to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of this Section 1.8. No cash payment in lieu of fractional shares will be paid to any Person until such Person surrenders the related Certificate or Certificates.

                  Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, Per Share Cash Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, Per Share Cash Consideration, cash in lieu of fractional shares of Parent Common Stock and dividends and distributions which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10 Adjustment of Per Share Merger Consideration. In the event of any reclassification, stock split or stock dividend (including any dividend or distribution of securities convertible into or exercisable for Parent Common Stock or Company Common Stock) with respect to Parent Common Stock or Company Common Stock or any change or conversion of Parent Common Stock or Company Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) on or after the date of this Agreement and prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Per Share Merger Consideration, Exchange Ratio, Per Share Stock Consideration and Per Share Cash Consideration and all references to the Per Share Merger Consideration, Exchange Ratio, Per Share Stock Consideration and Per Share Cash Consideration in this Agreement shall be deemed to be to the Per Share Merger Consideration, Exchange Ratio, Per Share Stock Consideration and Per Share Cash Consideration as so adjusted.

                  Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and the Per Share Cash Consideration paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock, together with the associated Rights, represented by such Certificates.

                  Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

                  Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent or Parent will issue and pay or cause to be issued and paid in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, Per Share Cash Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holder thereof is entitled pursuant to Section 1.8, and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 1.7.

                  Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the

Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.15      Closing; Closing Deliveries.

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been fulfilled or waived (if permissible) in accordance with this Agreement or at such other time and place as Parent and the Company shall agree (the "Closing Date").

                  (b) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Parent shall deliver to the Company all of the following:

                  (i) a copy of the Restated Certificate of Incorporation, as amended, of Parent (the "Parent Charter"), certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware; and

                  (iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Parent Charter since a specified date, (B) the Amended and Restated Bylaws of Parent (the "Parent Bylaws"), (C) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the stockholders of Parent authorizing the Share Issuance (as hereinafter defined) and (E) the incumbency and signatures of the officers of Parent executing this Agreement.

                  (c) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Sub shall deliver to the Company all of the following:

                  (i) a copy of the Certificate of Incorporation of Sub, certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of Sub, issued as of a recent date by the Secretary of State of the State of Delaware; and

                  (iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Certificate of Incorporation of Sub since a specified date, (B) the Bylaws of Sub, (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the written consent of Parent in its capacity as sole stockholder of Sub approving and adopting this Agreement in accordance with Section 251 of the DGCL and (E) the incumbency and signatures of the officers of Sub executing this Agreement and any other agreement or certificate executed by Sub in connection with the Closing.

                  (d) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing the Company shall deliver to Parent all of the following:

                  (i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware; and

                  (iii) certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since a specified date, (B) the Bylaws of the Company (the "Company Bylaws"), (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the stockholders of the Company approving and adopting this Agreement in accordance with Section 251 of the DGCL and (E) the incumbency and signatures of the officers of the Company executing this Agreement.

                  Section 1.16      Subsequent Merger.

                  (a) Immediately after the Effective Time, Parent will cause the Surviving Corporation to merge with and into a newly created limited liability company which is a direct, wholly owned Subsidiary of Parent (the "Sister Subsidiary") and the separate corporate existence of the Surviving Corporation shall thereupon cease (the "Subsequent Merger"). The Subsequent Merger shall become effective upon the filing of a certificate of merger (the "Subsequent Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Limited Liability Company Act, with the Secretary of State of the State of Delaware or such later time as may be specified in the Subsequent Certificate of Merger; provided, however, that, in any event, the Subsequent Merger shall be effective immediately after the Effective Time (it being understood that in all events the Subsequent Merger shall be effective not later than the end of the same day as the Merger).

                  (b) At the effective time of the Subsequent Merger, each issued and outstanding share of common stock, $0.01 par value, of the Surviving Corporation shall be converted into one validly issued membership interest in the surviving entity in the Subsequent Merger.

                  (c) At the effective time of the Subsequent Merger, each issued and outstanding membership interest of the Sister Subsidiary shall be canceled and no consideration shall be delivered in exchange therefor.

                  (d) The Merger and Subsequent Merger, taken together, are intended to be treated for federal income tax purposes as a "reorganization" under Section 368(a) of the Code (to which each of Parent and the Company are to be parties under Section 368(b) of the Code) in which the Company is to be treated as merging directly with and into Parent, with the Company Common Stock, together with the associated Rights, converted in such merger into the right to receive the consideration provided for hereunder.

                  (e) Each of the parties hereto shall, and shall cause its Affiliates to, treat the Merger and Subsequent Merger for all Tax (as hereinafter defined) purposes consistent with Section 1.16(d). For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, effect, change or development that, individually or when taken together with all other events, effects, changes or developments, is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that to the extent any event, effect, change or development is caused by or results from any of the following, it shall not be taken into account in determining whether there has been (or would reasonably be expected to be) a "Material Adverse Change" and "Material Adverse Effect": (i) the fact that Parent (as opposed to any other Person) is a party to the Merger Agreement with respect to a

Material Adverse Effect on the Company or the fact that the Company (as opposed to any other Person) is a party to the Merger Agreement with respect to a Material Adverse Effect on Parent; (ii) compliance by Parent or the Company, as the case may be, with their respective covenants contained in this Agreement;
(iii) factors affecting the industry in which the Company or Parent, as the case may be, operates generally or affecting the economy or financial markets as a whole (which factors in each case do not disproportionately affect Parent or the Company, as the case may be, as compared to other comparable companies in their industry in any material respect); (iv) changes in any applicable law, ordinance, administrative or governmental rule or regulation after the date hereof; and (v) any failure by Parent or the Company, as the case may be, to meet analysts revenue or earnings projections, in and of itself, or the trading price of the Company Common Stock or Parent Common Stock, as the case may be, in and of itself (it being understood that any event, effect, change or development which affects or otherwise relates to the failure to meet analysts revenue or earnings projections or the trading price, other than an event, effect, change or development set forth in clauses (i) through (iv) above, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Change or Material Adverse Effect), and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (i) 50% or more of the stock or other equity interests the holders of which are generally entitled to elect at least a majority of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity or (ii) if there are no such voting interests, 50% or more of the equity interests in such corporation, partnership, limited liability company, joint venture, trust, association or other entity.

                  Section 2.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock $0.01 par value per share. At the close of business on May 17, 2004, (i) 416,092,491 shares of Parent Common Stock were issued and outstanding; (ii) 3,250,000 shares of Parent Common Stock were held in the treasury of Parent and no shares of Parent Common Stock were held by Subsidiaries of Parent; (iii) 38,324,281 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options, warrants, restricted stock units or other rights to purchase or otherwise acquire shares of Parent Common Stock under Parent's plans or other arrangements or pursuant to any plans or arrangements assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "Parent Stock Plans"); and (iv) 159,448 stock appreciation rights are outstanding pursuant to the Parent Stock Plans. Between May 17, 2004 and the date of this Agreement, except as set forth above and except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable upon conversion of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement and (ii) as set forth above, there are no options, warrants, calls, rights, puts or Contracts (as hereinafter defined) to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver, sell, redeem or otherwise acquire, or cause to be issued, delivered, sold, redeemed or otherwise acquired, any additional shares of capital stock

(or other voting securities or equity equivalents) of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or Contract. As of the date of this Agreement, Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. There are no Contracts to which Parent or its Subsidiaries or, to the Knowledge of Parent, any of their respective officers or directors is a party concerning the voting of any capital stock of Parent or any of its Subsidiaries. For purposes of this Agreement, "Contract" means any contract, agreement, instrument, guarantee, indenture, note, bond, mortgage, permit, franchise, concession, commitment, lease, license, arrangement, obligation or understanding, whether written or oral.

                  (b) Except as set forth in Section 2.2(b) of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated the Parent Letter (the "Parent Letter"), each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each material Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except for director or qualifying shares, each such share (or other voting security or equity equivalent) is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended January 2, 2004, as filed with the Securities and Exchange Commission (the "SEC"), constituted a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC as of the date thereof.

                  (c) Section 2.2(c) of the Parent Letter sets forth a list as of the date hereof of all material Subsidiaries and Joint Ventures (as hereinafter defined) of Parent and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section 2.2(c) of the Parent Letter also sets forth as of the date hereof the extent of the ownership and voting interests held by Parent in each such Joint Venture. As of the date hereof, Parent has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture. As used in this Agreement, "Joint Venture" means, with respect to a party, any corporation, limited liability company, partnership, joint venture, trust or other entity which is not a Subsidiary of such party and in which (i) such party, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests (other than the ownership of securities primarily for investment purposes as part of routine cash management or investments of 1% or less in publicly traded companies) or (ii) such party or a Subsidiary of such party is a general partner.

                  (d) As of the date hereof, neither Parent nor any of its Affiliates or associates (as that term is defined in Rule 12b-2 under the Exchange Act (as defined below) beneficially owns, or, within the last two years, has owned, directly or indirectly, 15% or more of the then issued and outstanding shares of capital stock of the Company.

                  Section 2.3 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have declared this Agreement and the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, and

Parent, as sole stockholder of Sub, has approved and adopted this Agreement in accordance with the DGCL, and the Board of Directors of Parent has resolved to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the Merger, the Subsequent Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger, the Subsequent Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the stockholders of Parent of the Share Issuance and (y) the filing of the Certificate of Merger and the Subsequent Certificate of Merger. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors. Parent has made available to the Company complete and correct copies of the Parent Charter and the Parent Bylaws and the Certificate of Incorporation and Bylaws of Sub.

                  Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement does not, and the consummation of the Merger, the Subsequent Merger and the other transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination or cancellation or accelerate any obligation of Parent or result in the loss of a material benefit to Parent or any of its Subsidiaries under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or the Parent Bylaws; (ii) the comparable charter or organizational documents of any of Parent's Subsidiaries; (iii) any material Contract applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or (iv) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby by Parent or Sub. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation by Parent or Sub of the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"); (ii) the filing of the Certificate of Merger and the Subsequent Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"); (iv) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and Nasdaq; (v) applicable requirements, if any, under foreign or supranational laws relating to antitrust and to competition clearances; and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby by Parent or Sub.

                  Section 2.5 SEC Documents and Other Reports. Parent has timely filed with the SEC all documents required to be filed by it since December 28, 2001 under the Securities Act or the Exchange Act (the "Parent SEC Documents"). As of their respective filing dates, or, if amended, as of the date of the last amendment prior to the date hereof, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof or as required by GAAP, Parent has not, between January 2, 2004 and the date hereof, made or adopted any material change in its accounting methods, practices or policies in effect on January 2, 2004.

                  Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Stockholder Meetings, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and (subject to Section 5.2) an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 Absence of Certain Changes or Events. (a) Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, since December 31, 2003, (i) Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would, after taking into consideration any related benefits or value (indirect, direct or contingent), individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has, individually or in the aggregate, had a Material Adverse Effect on Parent; (iii) through the date hereof, there has not been any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock or dividend or distribution of any kind declared, set aside, paid or made by Parent on any class of its stock; and (iv) through the date hereof, there has been no Material Adverse Change with respect to Parent.

                  (b) Section 2.7(b) of the Parent Letter sets forth a list (without specifying the identity of any customer listed thereon) for the twelve months ended December 31, 2003 of the top ten revenue producing customers of Parent and its Subsidiaries (collectively, the "Parent Key Customers"), including the amount of revenue received from such Parent Key Customers for the twelve months ended December 31, 2003. Since January 1, 2004 there has been no actual or, to the Knowledge of Parent, threatened termination, cancellation or limitation of, or adverse modification or change in, the business relationship of Parent or any of its Subsidiaries with any one or more of the Parent Key Customers, other than as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.8 Permits and Compliance. (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any such Parent Permit would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and no suspension or cancellation of any such Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any such Parent Permit would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (i) its charter, bylaws or other organizational documents; (ii) any applicable law, ordinance, administrative or governmental rule or regulation; or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (ii) and (iii), for any violations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No notice of any such violation or non-compliance has been received by the Parent or any of its Subsidiaries since December 31, 2002. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.8(a) of the Parent Letter.

                  (b) Parent is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the "Sarbanes-Oxley Act") and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither Parent nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of Parent.

                  (c) Parent has (i) designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities and (ii) to the extent required by applicable laws, disclosed, based on its most recent evaluation, to Parent's auditors and the audit committee of Parent's Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting. Parent has made available to the Company a summary of any such disclosure made by management to Parent's auditors and audit committee since January 1, 2002.

                  Section 2.9 Tax Matters. Except as otherwise set forth in Section 2.9 of the Parent Letter, (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) any Tax Returns referred to in clause
(i) relating to federal income Taxes have been examined by the Internal Revenue Service (the "IRS") or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all material deficiencies asserted or assessments made in writing as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (vii) during the past three years, neither Parent nor any of its Subsidiaries has been a distributing or controlled corporation in a transaction intended to qualify for tax-free treatment under
Section 355 of the Code; (viii) during the last five years, neither Parent nor any of its Subsidiaries has been a party to any "listed transaction" within the meaning of Treasury Regulation section 1.6011-4(b)(2) identified by the IRS;
(ix) during the most recently ended five taxable years (and during the period since the end of the most recently ended taxable year), neither Parent nor any of its Subsidiaries (nor any predecessor thereof) has for United States federal income tax purposes, filed Tax Returns on a consolidated basis with any group of corporations other than a group consisting solely of Parent, one or more Subsidiaries thereof, or any combination thereof; and (x) during the most recently ended five taxable years (and during the period since the end of the most recently ended taxable year) no Subsidiary of Parent organized under the laws of a jurisdiction outside the United States (and, with respect to Parent or any of its Subsidiaries, no predecessor thereof organized under the laws of a jurisdiction outside the United States) has been acquired from any third party (directly or indirectly) by Parent or any Subsidiary thereof. For purposes of this Agreement: (i) "Taxes" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.10 Actions, Proceedings and Violations. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries or, to the Knowledge of Parent, against or involving any of the present or former directors, officers, employees or agents of Parent or any of its Subsidiaries, in each case, in connection with their employment by or service to Parent or any of its Subsidiaries, or any of its or their properties, assets or business that would, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in
Section 2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former directors, officers, employees or agents, in each case, in connection with their employment by or service to Parent or any of its Subsidiaries, or any of its or their properties, assets or business that would, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any other of the other transactions contemplated hereby. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations relating to the Merger, the Subsequent Merger or any of the other transactions contemplated hereby pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former officers, directors, employees or agents in connection with their employment by or service to Parent or any of its Subsidiaries, or any of its or their properties, assets or business.

                  Section 2.11 Certain Agreements. All of the Parent Contracts are valid and in full force and effect (except those which are cancelled, rescinded or terminated after the date hereof in accordance with their terms), except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Parent. To the Knowledge of Parent, no Person is challenging the validity or enforceability of any Parent Contract, except such challenges which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries and, to the Knowledge of Parent, none of the other parties thereto, is in breach of any provision of, or committed or failed to perform any act which (with or without notice or lapse of time or both) would constitute a default under the provisions of, any Parent Contract, except for those violations and defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Parent Contract" means any Contract, regardless of whether it was entered into before or after the date hereof, to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound that is material to Parent and its Subsidiaries, taken as a whole.

                  Section 2.12 ERISA. (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) each Parent Plan (as hereinafter defined) complies in all respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations and
(ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Plan or Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, no Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) With respect to the Parent Plans, no event or set of circumstances has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any of its ERISA Affiliates or Parent Plan fiduciary are or could reasonably be expected to be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (c) As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA) or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability; (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) with respect to any Person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the rules and regulations promulgated thereunder.

                  Section 2.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.14 Labor Matters. As of the date hereof, neither Parent nor any of its Subsidiaries is a party to any collective bargaining Contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, except such dispute, strike or work stoppage which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.15      Intellectual Property.

                  (a) Except as set forth in Section 2.15(a) of the Parent Letter, Parent and its Subsidiaries own or have a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, computer software and other tangible and intangible proprietary information and intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of Parent and its Subsidiaries as currently conducted or planned to be conducted by Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party, except where such infringement, misappropriation or violation would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No third party infringes, misappropriates or violates any Intellectual Property Rights owned or exclusively licensed by or to Parent or any of its Subsidiaries, except where such infringement, misappropriation or violation would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15(b) of the Parent Letter,
(i) as of the date of this Agreement, to the Knowledge of Parent, there are no actions, suits or claims, or administrative proceedings or investigations pending or threatened that challenge or question the Intellectual Property Rights of Parent or any of its Subsidiaries and (ii) there are no actions, suits or claims, or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question the Intellectual Property Rights of Parent or any of its Subsidiaries and that, if adversely decided, would, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.16 Opinion of Financial Advisor. Parent has received the opinion of Credit Suisse First Boston LLC, as of the date hereof, to the effect that, as of the date hereof, the Per Share Merger Consideration is fair to Parent from a financial point of view.

                  Section 2.17 Required Vote of Parent Stockholders. The affirmative vote of a majority of the shares present in person or by proxy at the Parent Stockholder Meeting (as hereinafter defined) and entitled to vote on the Share Issuance is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger, the Subsequent Merger and the transactions contemplated hereby.

                  Section 2.18 Reorganization. Neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would, to the Knowledge of Parent, jeopardize the qualification of the Merger and the Subsequent Merger, taken together, as a "reorganization" within the meaning of Section 368(a) of the Code. Parent does not have any knowledge of any fact or circumstance that, to the Knowledge of Parent, would prevent the Merger and the Subsequent Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  Section 2.19 Brokers. No broker, investment banker or other Person, other than Credit Suisse First Boston LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

                  Section 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share ("Company Preferred Stock"), of which 200,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Company Series A Preferred Stock"). At the close of business on May 17, 2004, (i) 87,988,464 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 62,676 shares of Company

Common Stock were held in the treasury of the Company or by Subsidiaries of the Company; (iii) 16,086,776 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock pursuant to (A) the Company's 1996 Stock Incentive Plan, (B) the Company's 1993 Stock Option/Stock Issuance Plan, as amended, and (C) the AccessLan Communications, Inc. 1997 Stock Plan (collectively, the "Company Stock Option Plans"); (iv) 1,229,224 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Company Stock Purchase Plan") and (v) no shares of Company Preferred Stock were reserved for issuance, other than 200,000 shares of Company Series A Preferred Stock reserved for issuance pursuant to the Rights Agreement, dated as of May 13, 1998, between the Company and Equiserve Trust Company, N.A. (as the successor in interest to BankBoston, N.A.),as amended by First Amendment to the Rights Agreement, dated as of October 19, 1998 (the "Rights Agreement") providing for rights to acquire shares of Company Series A Preferred Stock (the "Rights"). The Company Stock Option Plans and the Company Stock Purchase Plan are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. Each share of Company Common Stock which may be issued pursuant to any Company Stock Option Plan or the Company Stock Purchase Plan has been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and nonassessable and free of preemptive rights. No shares of Company Preferred Stock are issued or outstanding. Except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on May 17, 2004 in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. Except as set forth above, there are no options, warrants, calls, rights, puts or Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, redeem or otherwise acquire, or cause to be issued, delivered, sold, redeemed or otherwise acquired, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or Contract. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no Contracts to which the Company or its Subsidiaries or, to the Knowledge of the Company, any of their respective officers or directors is a party concerning the voting of any capital stock of the Company or any of its Subsidiaries.

                  (b) Except as set forth in Section 3.2(b) of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter"), each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and, each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company or a Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, constituted a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC as of the date thereof.

                  (c) Section 3.2(c) of the Company Letter sets forth a list of all Subsidiaries and Joint Ventures of the Company and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section 3.2(c) of the Company Letter also sets forth the nature and extent of the ownership and voting interests held by the Company in each such Joint Venture. The Company has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture.

                  Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has declared this Agreement and the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval and adoption of this Agreement by the stockholders of the Company, to consummate the Merger, the Subsequent Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger, the Subsequent Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval and adoption of this Agreement by the stockholders of the Company and (y) the filing of the Certificate of Merger and Subsequent Certificate of Merger. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors. The Company has made available to Parent complete and correct copies of the Company Charter and Company Bylaws and the Certificate of Incorporation and Bylaws (or comparable organizational documents) of each of its Subsidiaries.

                  Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the Merger, the Subsequent Merger and the other transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination or cancellation or accelerate any obligation of the Company or result in the loss of a material benefit to the Company or any of its Subsidiaries under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the

Company Bylaws; (ii) the comparable charter or organizational documents of any of the Company's Subsidiaries; (iii) any material Contract applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; or (iv) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act;
(ii) the filing of the Certificate of Merger and the Subsequent Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals; (iv) applicable requirements, if any, of Blue Sky Laws and Nasdaq; (v) applicable requirements, if any, under foreign or supranational laws relating to antitrust and to competition clearances; and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby.

                  Section 3.5 SEC Documents and Other Reports. The Company has timely filed with the SEC all documents required to be filed by it since December 31, 2001 under the Securities Act or Exchange Act (the "Company SEC Documents"). As of their respective filing dates, or, if amended, as of the date of the last amendment prior to the date hereof, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or as required by

GAAP, the Company has not, between December 31, 2003 and the date hereof, made or adopted any change in its accounting methods, practices or policies in effect on December 31, 2003.

                  Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and (subject to Section 5.2) an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

                  Section 3.7       Absence of Certain Changes or Events.

                  (a) Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7(a) of the Company Letter, since December 31, 2003 (i) the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), that would, after taking into consideration any related benefits or value (indirect, direct or contingent), individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has, individually or in the aggregate, had a Material Adverse Effect on the Company; (iii) there has not been any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock or dividend or distribution of any kind declared, set aside, paid or made by the Company on any class of its stock; (iv) there has not been (x) any granting by the Company or any of its Subsidiaries to any officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with the Company's prior practice or as was required under employment Contracts in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any employee of any increase in rights of severance or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination Contract with any employee; and (v) through the date hereof, there has been no Material Adverse Change with respect to the Company.

                  (b) Section 3.7(b) of the Company Letter sets forth a list (without specifying the identity of any customer listed thereon) for the twelve months ended December 31, 2003 of the top ten revenue producing customers of the Company and its Subsidiaries (collectively, the "Company Key Customers"), including the amount of revenue received from such Company Key Customers for the twelve months ended December 31, 2003. Except as disclosed in Section 3.7(b) of the Company Letter, since January 1, 2004 there has been no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or adverse modification or change in, the business relationship of the Company or any of its Subsidiaries with any one or more of the Company Key Customers, other than as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.8 Permits and Compliance. (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any such Company Permit would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of such Company Permit would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of
(i) its charter, bylaws or other organizational documents; (ii) any applicable law, ordinance, administrative or governmental rule or regulation; or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) and
(iii), for any violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No notice of any such violation or non-compliance has been received by the Company or any of its Subsidiaries since December 31, 2002. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified in Section 3.8(a) of the Company Letter.

                  (b) The Company is in compliance in all material respects with
(i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

                  (c) The Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities and (ii) to the extent required by applicable laws, disclosed, based on its most recent evaluation, to the Company's auditors and the audit committee of the Company's Board of Directors
(A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the

Company's internal control over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2002.

                  Section 3.9 Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local and foreign Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on the Company;
(iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) any Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all material deficiencies asserted or assessments made in writing as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (vii) during the past three years, neither the Company nor any of its Subsidiaries has been a distributing or controlled corporation in a transaction intended to qualify for tax-free treatment under Section 355 of the Code; (viii) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five-year period specified in Section 897(c)(1)(ii) of the Code ending on the Closing Date; (ix) during the last five years, neither the Company nor any of its Subsidiaries has been a party to any "listed transaction" within the meaning of Treasury Regulation 1.6011-4(b)(2) identified by the IRS; (x) during the most recently ended five taxable years (and during the period since the end of the most recently ended taxable year), neither the Company nor any of its Subsidiaries (nor any predecessor thereof) has for United States federal income tax purposes filed Tax Returns on a consolidated basis with any group of corporations other than a group consisting solely of the Company, one or more Subsidiaries thereof, or any combination thereof; and (xi) during the most recently ended five taxable years (and during the period since the end of the most recently ended taxable year) no Subsidiary of the Company organized under the laws of a jurisdiction outside the United States (and, with respect to the Company or any of its Subsidiaries, no predecessor thereof organized under the laws of a jurisdiction outside the United States) has been acquired from any third party (directly or indirectly) by the Company or any Subsidiary thereof.

                  Section 3.10 Actions, Proceedings and Violations. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries or, to the Knowledge of the Company, against or involving any of the present or former directors, officers, employees or agents of the Company or any of its Subsidiaries, in each case, in connection with their employment by or service to the Company or any of its Subsidiaries, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that would, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former directors, officers, employees or agents, in each case, in connection with their employment by or service to the Company or any of its Subsidiaries, or any of its or their properties, assets or business or any Company Plan that would, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations relating to the Merger, the Subsequent Merger or any of the other transactions contemplated hereby pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former officers, directors, employees or agents, in each case, in connection with their employment by or service to the Company or any of its Subsidiaries, or any of its or their properties, assets or business.

                  Section 3.11 Certain Agreements. (a) Except as filed as exhibits to the Company SEC Documents filed prior to the date hereof and except as set forth in Section 3.11(a) of the Company Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any Contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act); (ii) any Contract which purports to materially limit or restrict any line of business or localities in which the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) may conduct business, excluding any limitations on scope or territory of use of third party Intellectual Property Rights that may be set forth in licenses under which the Company or any of its Subsidiaries is the licensee, or any material Contract which obligates the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) to extend most favored nation pricing to any Person or any Contract imposing exclusivity obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to customers or suppliers or imposing obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to non-solicitation of customers or suppliers; (iii) any Contract which requires any payment by the Company or its Subsidiaries in excess of $3,000,000 in any year and which is not terminable within one year without penalty, or which requires any payment to the Company or its

Subsidiaries in excess of $1,000,000 in any year and which is not terminable within one year without penalty; (iv) any Contract under which the Company or any of its Subsidiaries is indebted for borrowed money (or may become so indebted) or any guaranty by the Company or any of its Subsidiaries of indebtedness for borrowed money; (v) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, or otherwise) entered into since January 1, 2001 or any Contract relating to the acquisition or disposition of assets entered into since January 1, 2001, which involves an asset value in excess of $5,000,000; (vi) any Employee Agreement (as hereinafter defined); (vii) any material Contract of indemnification or any guaranty of a material obligation (other than an obligation of the Company or any of its Subsidiaries) by the Company or any of its Subsidiaries other than any Contract entered into in connection with the sale or license by or to the Company or any of its Subsidiaries of products or services in the ordinary course of business; (viii) any Contract to provide source code to any third party for any product or technology that is material to the Company and its Subsidiaries, taken as a whole, except for Contracts providing for source code to be released from escrow upon insolvency or bankruptcy; (ix) any material Contract, to license any third party to use, manufacture or reproduce any Company product, service or Intellectual Property Right or any material Contract to sell, distribute or market any Company product, service or Intellectual Property Right, other than, in each case, end-user license and sale Contracts and related maintenance and support Contracts entered into in the ordinary course of business; (x) any settlement Contract which materially affects the conduct of the Company's or any of its Subsidiaries' businesses; and (xi) any other Contract that is material to the Company and its Subsidiaries, taken as a whole. Except for Contracts for which disclosure is prohibited by confidentiality provisions, the Company has previously made available to Parent complete and correct copies of each Contract of the type described in this
Section 3.11 which was entered into prior to the date hereof. All Contracts of the type described in this Section 3.11 shall be referred to as "Company Contracts" regardless of whether they were entered into before or after the date hereof. All of the Company Contracts are valid and in full force and effect (except those which are cancelled, rescinded or terminated after the date hereof in accordance with their terms), except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the Knowledge of the Company, no Person is challenging the validity or enforceability of any Company Contract, except such challenges which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.11(a) of the Company Letter, neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, none of the other parties thereto, is in breach of any provision of, or committed or failed to perform any act which (with or without notice or lapse of time or both) would constitute a default under the provisions of, any Company Contract, except for those violations and defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 3.11(b) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any Contract or written or oral plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, with or relating to any current or former employee, director, officer or consultant, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any (i) option to purchase shares of Company Common Stock; (ii) rights under the Company Stock Purchase Plan; or (iii) shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares in connection with the Merger, the Subsequent Merger or any of the other transactions contemplated hereby.
Section 3.11(b) of the Company Letter sets forth the total amount of indebtedness owed to the Company or its Subsidiaries from each officer or director of the Company and its Subsidiaries.

                  (c) For purposes of this Agreement, "Employee Agreement" means each management, employment, severance, retention, consulting or other Contract between the Company, or any ERISA Affiliate, and any current or former employee, director or officer of the Company or any ERISA Affiliate other than offer letters used in the Company's ordinary course of business that do not provide for severance or other payments after termination of employment or acceleration of any equity award or termination letters or Contracts with respect to former employees entered into in the ordinary course of business prior to the date hereof if the Company and its Subsidiaries have no further payment or other material obligations thereunder.

                  Section 3.12      ERISA. (a) Each Company Plan is listed in
Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the three
(3) most recent annual reports (Form 5500) filed with the IRS; (ii) each such Company Plan that has been reduced to writing and all amendments thereto; (iii) each trust, insurance or administrative Contract relating to each such Company Plan; (iv) a written summary of each unwritten Company Plan; (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants; (vi) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code; (vii) any request for a determination currently pending before the IRS; and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy or audit. Each Company Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Neither the Company nor any of its ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any pension plan which is subject to Section 412 of the Code or
Section 302 of ERISA or Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained or contributed to, any Company Multiemployer Plan (as hereinafter defined).

                  (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event or set of circumstances has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its ERISA Affiliates or any Company Plan fiduciary are, or would reasonably be expected to be, subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Company Plans that are intended by their terms to be, or are otherwise treated by the Company as, qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason any such Company Plan is not so qualified in operation. Except as set forth in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan or Contract to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                  (c) For purposes of this Agreement, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA) or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  (d) Section 3.12(d) of the Company Letter contains a list, as of the date hereof, and the Company has heretofore made available to Parent a complete and correct copy, of all (i) severance (other than termination letters or Contracts with respect to former employees entered into in the ordinary course of business prior to the date hereof if the Company and its Subsidiaries have no further payment or other material obligations thereunder), employment and material consulting Contracts with employees and consultants of the Company and each of its ERISA Affiliates to which the Company is a party, (ii) severance programs and policies of the Company and each of its ERISA Affiliates with or relating to its employees and (iii) plans, programs, Contracts and other arrangements of the Company and each of its ERISA Affiliates with or relating to its current and former employees containing change of control or similar provisions.

                  (e) Except as set forth in Section 3.12(e) of the Company Letter, the Company is not a party to any Contract that would reasonably be expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code as a result of the Merger or the Subsequent Merger.

                  (f) With respect to each Company Plan not subject to United States law (a "Company Foreign Benefit Plan"), (i) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the consolidated financial statements of the Company included in the Company SEC Documents for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan based on reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations and (ii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

                  (g) The Company, with respect to employees outside of the United States, (i) is not under any legal liability to pay pensions, gratuities, superannuation allowances or the like to any past or present directors, officers, employees or dependents of employees; (ii) has not made ex-gratia or voluntary payments by way of superannuation allowance or pension; and/or (iii) does not maintain any pension schemes or arrangements for payment of the pensions or death benefits or similar arrangements.

                  Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining Contract or, except as set forth in Section 3.14 of the Company Letter, any labor Contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, except any such dispute, strike or work stoppage which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.15 Intellectual Property. (a) Except as set forth in Section 3.15(a) of the Company Letter, the Company and its Subsidiaries own or have a valid right to use all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted or planned to be conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party, except where such infringement, misappropriation or violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No third party infringes, misappropriates or violates any Intellectual Property Rights owned or exclusively licensed by or to the Company or any of its Subsidiaries, except where such infringement, misappropriation or violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (b) Section 3.15(b) of the Company Letter contains a list as of the date hereof of (i) all material registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing; (ii) all United States and material foreign patents and patent applications; and (iii) all material registered United States and foreign copyrights and pending applications to register the same, in each case owned by the Company and its Subsidiaries.

                  (c) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.15(c) of the Company Letter,
(i) as of the date of this Agreement, to the Knowledge of the Company, there are no actions, suits or claims or administrative proceedings or investigations pending or threatened that challenge or question the Intellectual Property Rights of the Company or any of its Subsidiaries and (ii) there are no actions, suits or claims, or administrative proceedings or investigations pending or, to the Knowledge of Company, threatened that challenge or question the Intellectual Property Rights of the Company or any of its Subsidiaries and that, if adversely decided, would, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.16 Opinion of Financial Advisor. The Company has received the opinion of Bear, Stearns & Co. Inc., as of the date hereof, to the effect that, as of the date hereof, the Per Share Merger Consideration is fair to the Company's stockholders from a financial point of view.

                  Section 3.17 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and Affiliates, the Merger, the Subsequent Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL and Article EIGHTH of the Company Charter. To the Knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger and/or the Subsequent Merger, this Agreement or the transactions contemplated hereby.

                  Section 3.18 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve and adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter, the Company Bylaws or otherwise in order for the Company to consummate the Merger, the Subsequent Merger and the other transactions contemplated hereby.

                  Section 3.19 Reorganization. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would, to the Knowledge of the Company, jeopardize the qualification of the Merger and the Subsequent Merger, taken together, as a "reorganization" within the meaning of Section 368(a) of the Code. The Company does not have any knowledge of any fact or circumstance that, to the Knowledge of the Company, would prevent the Merger and the Subsequent Merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  Section 3.20 Brokers. No broker, investment banker or other Person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by the Company (as reflected in an agreement between Bear, Stearns & Co. Inc. and the Company, dated March 23, 2004, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  Section 3.21 Rights Agreement. The Company has amended the Rights Agreement to (i) render the Rights Agreement inapplicable to the Merger, the Subsequent Merger and the other transactions contemplated hereby and
(ii) provide that none of Sub, Parent or any Affiliate of Parent shall be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights will not separate from the shares of Company Common Stock as a result of entering into this Agreement or consummating the Merger, the Subsequent Merger or any of the other transactions contemplated hereby.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 Conduct of Business Pending the Merger. (a) Except as expressly permitted by clauses (i) through (xix) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section
4.1 of the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such other than dividends or distributions from wholly owned Subsidiaries of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement or issuances pursuant to options that are granted after the date of this Agreement in accordance with Section 4.1(a)(ii)(C), in each case, in accordance with their respective terms;
         (B) the issuance of shares of Company Common Stock pursuant to the Company Stock Purchase Plan in accordance with its current terms; (C) additional options to acquire shares of Company Common Stock granted under the terms of any Company Stock Option Plan as in effect on the date hereof in the ordinary course of business consistent with past practice and which stock options have an exercise or purchase price at least equal to the fair market value of the Company Common Stock of the date of grant, provided that the aggregate number of shares of Company Common Stock issuable upon exercise of options granted pursuant to this
         Section 4.1(a)(ii)(C) following the date of this Agreement shall in no event exceed the number of shares of Company Common Stock set forth in
         Section 4.1(a)(ii)(C) of the Company Letter; (D) transfers or issuances of shares of any Subsidiary of the Company to the Company or any of its wholly-owned Subsidiaries; and (E) where required by applicable law, issuances of director qualifying shares in jurisdictions other than the United States; provided, however, that the Company shall take all actions necessary so that no option issued in accordance with clause
         (ii)(C) to any employee of the Company or any of its Subsidiaries who is hired after the date hereof shall accelerate in connection with the Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement, including by reason of any subsequent termination of employment or service;

                  (iii) amend its certificate of incorporation or bylaws or other comparable organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business and not material to the Company and its Subsidiaries, taken as a whole;

                  (v) sell, transfer, lease, license (as licensor of Intellectual Property Rights of the Company), mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of inventory, products or services or licenses of Intellectual Property Rights associated with the sale of such products or services, in each case, in the ordinary course of business and not material to the Company and its Subsidiaries, taken as a whole;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than
         (A) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries; (B) additional letters of credit under the Company's existing facility not exceeding $5,000,000;
         (C) refinancings, refundings or replacements of indebtedness, guarantees and investments in existence on the date hereof, provided that the outstanding principal amount is not thereby increased; (D) relocation loans and advances of travel, relocation and other business expenses to employees, in each case, in the ordinary course of business and consistent with past practice; and (E) indemnification advances to directors and officers pursuant to applicable law, the Company Bylaws, and/or indemnification agreements existing as of the date hereof;

                  (vii) merge, liquidate, reorganize or restructure or otherwise alter in any fashion the corporate structure of the Company or any of its Subsidiaries;

                  (viii) enter into, adopt or amend any severance plan, Company Plan, Employee Agreement or material consulting Contract, except as required by applicable law, including the Company Stock Option Plans, other than any severance Contract with non-officer employees involving payments to any such employee not in excess of $100,000 individually (or $200,000 individually with respect to officers) or $1,000,000 in the aggregate with respect to all employees (including officers) so long as, in each case, such severance Contract is in the ordinary course of business consistent with past practice and contains a customary release from such employee to the benefit of the Company and its Subsidiaries;

                  (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company), other than as required by law, or a Contract or Company Plan existing on the date hereof, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, Contract, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee; provided, however, that prior to the Effective Time, the Company may implement a retention plan for the benefit of those employees of the Company and its Subsidiaries mutually selected by the Company and Parent, which shall provide for the payment of retention benefits to such employees in an aggregate amount not to exceed $3.65 million and payable 12 months after the Effective Time, or at such earlier time and subject to such other terms upon which the Company and Parent shall mutually agree;

                  (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                  (xi) make or adopt any change to its accounting methods, practices or policies (other than actions which are required to be taken by GAAP or under SEC rules, regulations or requirements and requirements communicated to the Company by its independent auditors);

                  (xii) prepare or file any Tax Return in a manner that is materially inconsistent with past practice or, on any such Tax Return, take any material position, make any material election or adopt any material method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods; provided, however, that no covenant described in this
         Section 4.1(a) shall be deemed to be breached by reason of preparing or filing a Tax Return (or, on any Tax Return, taking any position, making any election, or adopting any method) consistent with a private letter ruling received by the Company from the IRS after the date hereof;

                  (xiii) settle or compromise any material federal, state, local or foreign income tax liability; provided, however, that no covenant described in this Section 4.1(a) shall be deemed to be breached by reason of a settlement or compromise of any Tax liability consistent with a private letter ruling received by the Company from the IRS after the date hereof;

                  (xiv) enter into any material Contract outside of the ordinary course of business or that if entered into on or prior to the date hereof would be required to be disclosed in the Company Letter pursuant to clause (i) (excluding Contracts described in Item 601(b)(10)(iii) of Regulation S-K) or any of clauses (vii) through (ix) of Section 3.11(a) (other than, with respect to Contracts described in clause (ix) of Section 3.11(a), any distribution Contract entered into in the ordinary course of business consistent with past practice with existing U.S. distributors of the Company or any of its Subsidiaries) or amend or terminate any Company Contract unless such amendment or termination is in the ordinary course of business and would not be materially adverse to the Company or any of its Subsidiaries;

                  (xv) enter into any Contract (A) that would, after the Effective Time, restrict Parent or any of its Subsidiaries (including the Company and its Subsidiaries) with respect to engaging in any line of business or conducting business in any geographical area (other than field of use or territorial restrictions of third party Intellectual Property Rights in licenses under which the Company or any of its Subsidiaries is the licensee and which are entered into in the ordinary course of business), (B) that obligates the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) to extend most favored nation pricing to any Person other than Contracts with such provisions that are entered into in the ordinary course of business consistent with the Company's past practices, or (C) that imposes obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to non-solicitation of customers or suppliers or imposes exclusivity obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to any customer or supplier;

                  (xvi) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $10,000,000;

                  (xvii) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent Company SEC Documents filed prior to the date hereof, or incurred in the ordinary course of business consistent with past practice;

                  (xviii) initiate any material litigation or arbitration proceeding, settle or compromise any material litigation or arbitration proceeding or initiate, settle or compromise any claim involving intellectual property; or

                  (xix) authorize or announce an intention to do any of the foregoing or enter into any Contract to do any of the foregoing.

                  (b) During the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any capital stock of Parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities (other than pursuant to Contracts in existence on the date hereof or pursuant to any Parent Stock Plan);

                  (ii) amend the Parent Charter or the Parent Bylaws except as contemplated by clause (vi) below;

                  (iii) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof, other than acquisitions in which the fair market value of the total consideration (including the value of indebtedness acquired or assumed), determined as of the date of any definitive agreement relating thereto, does not exceed $100,000,000 in the aggregate and that would not prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby;

                  (iv) adopt a plan or agreement of complete or partial liquidation or dissolution of Parent;

                  (v) sell or transfer all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole;

                  (vi) increase, or take any action to increase, the size of the Board of Directors of Parent, except for adding up to four directors (three of which will be added to comply with Section 5.16); or

                  (vii) authorize or announce an intention to do any of the foregoing or enter into any Contract to do any of the foregoing.

                  Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Parent from adopting a stockholder rights plan (so long as any such plan shall not prevent or delay beyond the End Date the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby) and issuing securities pursuant thereto or amending the Parent Charter to increase the number of shares authorized thereby.

                  Section 4.2 No Solicitation. (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as hereinafter defined); (ii) enter into any letter of intent or agreement with respect to any Takeover Proposal; or
(iii) participate in any discussions or negotiations regarding, or furnish to any Third Party (as hereinafter defined) any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rules 14d-9 and 14e-2 under the Exchange Act or (B) furnishing non-public information regarding the Company to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited bona fide written Takeover Proposal by such Third Party, if and only to the extent that, with respect to clause (B) above, (1) such Takeover Proposal is or is reasonably likely to result in a Superior Proposal in the good faith judgment of the Board of Directors of the Company, after consultation with its outside financial advisors, (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, such Board of Directors receives from such Third Party an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Confidentiality Agreement (as hereinafter defined) and the Company provides 24 hours advance written notice to Parent of the identity of the Third Party or entity making, and the proposed terms and conditions of, such Takeover Proposal,
(3) the Company shall have provided (or shall contemporaneously provide) to Parent a copy of all written materials delivered to the Third Party making the Takeover Proposal in connection with such Takeover Proposal and made available to Parent all materials and information made available to the Third Party making the Takeover Proposal in connection with such Takeover Proposal, in each case, only to the extent not previously provided or made available to the other parties hereto, and (4) the Company shall have fully complied with this Section
4.2. For purposes of this Agreement, (i) "Takeover Proposal" means any inquiry, offer or proposal by a Third Party relating to any Acquisition Transaction; (ii) "Acquisition Transaction" means any transaction or series of related transactions other than the Merger involving: (A) any acquisition or purchase from the Company by any Third Party of more than a 15% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction, (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 15% of the assets of the Company and its Subsidiaries, taken as a whole, or
(C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; (iii) "Superior Proposal" means a bona fide binding written proposal reasonably capable of being consummated in the good faith judgment of the Board of Directors of the Company made by a Third Party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or in excess of 50% of the outstanding voting securities of the Company and as a result of which the stockholders of the Company immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction, on terms that in the reasonable good faith judgment of the Board of Directors of Company, after consultation with its outside financial advisors, would cause the proposal, if consummated, to be more favorable to Company's stockholders from a financial point of view than the Merger and the Subsequent Merger, taken together, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either party to amend the terms of this Agreement); and (iv) "Third Party" means any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than Parent and its Affiliates.

                  (b) The Company agrees that it and its Subsidiaries shall, and the Company shall direct its and its Subsidiaries' respective officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Third Party with respect to any Takeover Proposal. The Company shall advise Parent orally (within 48 hours) and in writing (as promptly as practicable) of (i) the receipt of any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal; (ii) the proposed terms and conditions of such Takeover Proposal; and (iii) the identity of the Third Party making any such Takeover Proposal or inquiry. The Company will keep Parent fully informed on a current basis of the status and details of any such Takeover Proposal or inquiry. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with any Takeover Proposal to return or destroy all confidential information heretofore furnished to such Third Party by or on behalf of it or any of its Subsidiaries.

                  Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company (a) shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent) and (b) agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction; provided, that the Company shall not be required to take, or be prohibited from taking, any action otherwise prohibited by this Section 4.3, if, in the good faith judgment of the Company's Board of Directors, after consultation with outside counsel of the Company, such action or inaction, as the case may be, would violate the fiduciary duties of the Company's Board of Directors to the Company's stockholders.

                  Section 4.4 Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries (including, without limitation, Sub and Sister Subsidiary) shall take or fail to take any action which action or failure would, to its knowledge, jeopardize the qualification of the Merger and the Subsequent Merger, taken together, as a "reorganization" within the meaning of Section 368(a) of the Code or otherwise cause counsel to be unable to render the tax opinions set forth in Section 6.2(b) or 6.3(b); provided, that nothing herein shall require any party to agree to amend the terms of this Agreement.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.1 Stockholder Meetings. (a) The Company and Parent will each, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings" and, individually a "Stockholder Meeting") to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement for the purpose of the Company's stockholders duly approving and adopting this Agreement, in the case of the Company (the "Company Stockholder Approval"), and Parent's stockholders duly approving the Share Issuance, in the case of Parent (the "Parent Stockholder Approval"). The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Each of Parent and the Company shall ensure that its respective Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with its respective Stockholder Meeting are solicited in compliance with the DGCL, its certificate of incorporation and bylaws, the rules of Nasdaq and all other applicable laws, as applicable.

                  (b) Parent shall, through its Board of Directors, recommend to its stockholders approval of the Share Issuance, shall use all reasonable efforts to solicit such approval by its stockholders and such Board of Directors or committee thereof shall not withhold, withdraw, qualify, amend or modify in a manner adverse to the Company such recommendation or its declaration that this Agreement and the Merger are advisable and fair to and in the best interest of Parent and its stockholders or resolve or propose to do any of the foregoing, except if in the good faith judgment of Parent's Board of Directors, after consultation with the outside counsel of Parent, the making of, or the failure to withhold, withdraw, qualify, amend or modify, such recommendation would violate the fiduciary duties of such Board of Directors to Parent's stockholders under applicable law. Parent agrees to submit the Share Issuance to its stockholders for approval whether or not the Board of Directors of Parent determines at any time subsequent to the date hereof that the Share Issuance is no longer advisable and recommends that the stockholders of Parent reject it.

                  (c) The Company shall, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, shall use all reasonable efforts to solicit such approval and adoption by its stockholders and such Board of Directors or committee thereof shall not withhold, withdraw, qualify, amend or modify in a manner adverse to Parent such recommendation or its declaration that this Agreement and the Merger are advisable and fair to and in the best interest of the Company and its stockholders or resolve or propose to do any of the foregoing, except if (i) the Company has complied with Section
4.2 and (ii) in the good faith judgment of the Company's Board of Directors, after consultation with the outside counsel of the Company, the making of, or the failure to withhold, withdraw, qualify, amend or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law. The Company agrees to submit this Agreement to its stockholders for approval and adoption whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

                  Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. As promptly as practicable after the date of this Agreement (and within thirty (30) days if reasonably possible), the Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall promptly respond to any comments from the SEC and shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Joint Proxy Statement. Whenever any event occurs which, in the good faith judgment of Parent or the Company, as the case may be, is required to be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to stockholders of Parent and/or the Company, such amendment or supplement. Parent shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and the Joint Proxy Statement, and any amendment or supplement thereto, prior to filing such with the SEC, and will provide the Company with a copy of such filings made with the SEC. The Company will reasonably cooperate with Parent with respect to such filings. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall distribute the Joint Proxy Statement to its respective stockholders. Parent shall also take any actions reasonably required to be taken under applicable state securities laws in connection with the Share Issuance.

                  Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their respective Subsidiaries, as the case may be, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford to the accountants, counsel, financial advisors and other representatives of the other reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its employees, properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants), and, during such period, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request; provided, however, that either the Company or Parent, as the case may be, may restrict the foregoing access to the extent that disclosure of any such information or document would result in the loss of the attorney-client privilege. All requests for information and access made pursuant to this Section 5.3 shall be directed to an executive officer of either Parent or the Company, as applicable, or such person as may be designated by its executive officers. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential and used only in accordance with the Confidentiality Agreement, dated April 28, 2003, between Parent and the Company (the "Confidentiality Agreement").

                  Section 5.4       Compliance with the Securities Act. Section
5.4 of the Company Letter contains a list identifying all Persons who, as of the date hereof, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit A hereto (the "Company Affiliate Letter"), executed by each of such Persons identified in the foregoing list. Prior to the Effective Time, the Company shall amend and supplement Section 5.4 of the Company Letter so as to identify all of the Company's Rule 145 Affiliates as of immediately prior to the Effective Time and use its reasonable best efforts to cause each additional Person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by affiliates of the Company pursuant to this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Letter.

                  Section 5.5 Current Nasdaq Quotation. Each of Parent and the Company shall use its reasonable best efforts to continue the quotation of the Parent Common Stock and the Company Common Stock on Nasdaq, respectively, during the term of this Agreement.

                  Section 5.6 Fees and Expenses. (a) Except as provided in this Section 5.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger, the Subsequent Merger and the other transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (i) by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the termination of this Agreement, (ii) by Parent pursuant to Section 7.1(g) or (iii) by the Company pursuant to Section 7.1(h), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand by wire transfer of immediately available funds to an account specified in writing by Parent for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate of Parent in connection with this Agreement, the Merger, the Subsequent Merger and the other transactions contemplated herein (other than wages, salaries or employee benefits paid or due to employees of Parent or any of its Affiliates), including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.6(b) in excess of $10,000,000 in the aggregate.

                  (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the termination of this Agreement and, concurrently with or within twelve months after any such termination a Company Acquisition Transaction occurs or the Company or any of its Subsidiaries shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Company Acquisition Transaction, (ii) this Agreement is terminated by Parent pursuant to Section 7.1(g) or (iii) this Agreement is terminated by the Company pursuant to Section 7.1(h), then, in each case, the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee (the "Termination Fee") of $57,600,000 by wire transfer of immediately available funds to an account specified in writing by Parent, such payment to be made promptly, but in no event later than, in the case of clause (i), the earlier to occur of such Company Acquisition Transaction and the entry into such letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to a Company Acquisition Transaction , in the case of clause (ii), one business day after such termination, or, in the case of clause (iii), on the date of such termination.

                  (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(i) or Section 7.1(j), then Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) reimburse the Company upon demand by wire transfer of immediately available funds to an account specified in writing by the Company for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Merger, the Subsequent Merger and the other transactions contemplated herein (other than wages, salaries or employee benefits paid or due to employees of the Company or any of its Affiliates), including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that Parent shall not be obligated to make payments pursuant to this Section 5.6(d) in excess of $10,000,000 in the aggregate.

                  (e) (i) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(i), then Parent shall (in addition to any obligation under Section 5.6(d) and without prejudice to any other rights that the Company may have against Parent for a breach of this Agreement) pay to the Company a fee of

$57,600,000 upon demand by wire transfer of immediately available funds to an account specified in writing by the Company.

                  (ii) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(j), then Parent shall (in addition to any obligation under Section 5.6(d) and without prejudice to any other rights the Company may have against Parent for breach of this Agreement) pay to the Company a fee of $28,800,000 by wire transfer of immediately available funds to an account specified in writing by the Company, such payment to be made promptly, but in no event later than one business day after such termination.

                  (f) Each of the parties hereto acknowledges that the agreements contained in Sections 5.6(b), 5.6(c), 5.6(d) and 5.6(e) are an integral part of the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, and that, without these agreements the Company or Parent, as the case may be, would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to promptly pay the amounts due pursuant to Sections 5.6(b) and 5.6(c) or Sections 5.6(d) and 5.6(e), as the case may be, and, in order to obtain such payment Parent or the Company, as the case may be, commences a suit which results in a judgment against the other party for any of the amounts set forth in Sections 5.6(b) and 5.6(c) or Sections 5.6(d) and 5.6(e), as the case may be, such other party shall pay to Parent or the Company, as the case may be, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amounts due pursuant to Sections 5.6(b) and 5.6(c) or Sections 5.6(d) and 5.6(e), as the case may be, at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (g) For purposes of this Section 5.6, "Company Acquisition Transaction" means any transaction or series of transactions involving: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than seventy percent (70%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof,
(ii) a sale or other disposition by the Company or any of its Subsidiaries of assets representing in excess of twenty percent (20%) of the aggregate fair market value of the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such sale or other disposition, or (iii) the acquisition by any Third Party (including by way of a tender offer or an exchange offer or issuance by the party or Third Party), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of twenty percent (20%) of the voting power of the then-outstanding shares of capital stock of the Company.

                  For purposes of this Section 5.6, each of the parties hereto acknowledges that this Agreement may only be deemed to be terminated by a party hereto pursuant to a single subsection of Section 7.1.

                  Section 5.7       Company Stock Plans and Company Stock
Purchase Plan.

                  (a) Not later than the Effective Time, each Company Stock Option (and related stock appreciation right ("SAR")) which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Option Plans shall be assumed by Parent and become and represent an option and related SAR to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Option Exchange Ratio (as hereinafter defined), at an exercise price per share of Parent Common Stock (rounded up to the nearest cent) equal to the exercise price per share of Company Common Stock under such Company Stock Option immediately prior to the Effective Time divided by the Option Exchange Ratio. After the Effective Time, except as provided above in this Section 5.7, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to the Effective Time, after giving effect to any acceleration, lapse or other vesting occurring by operation of the Merger and the Subsequent Merger. The Company shall take all necessary action to implement and make effective the provisions of this Section 5.7. For purposes of this Agreement, the "Option Exchange Ratio" means the sum of (A) the Exchange Ratio plus (B) a ratio, the numerator of which is the Per Share Cash Consideration and the denominator of which is the average of the last reported sale price per share of Parent Common Stock on Nasdaq on each of the 10 trading days immediately preceding the Effective Time. For purposes of this Section 5.7 and Section 5.17, "Company Stock Options" shall include any options to acquire Company Common Stock granted in accordance with Section 4.1(a)(ii)(C).

                  (b) As of the Effective Time, all Unvested Share Restrictions (as hereinafter defined), including all repurchase and forfeiture rights held by the Company, with respect to each Unvested Company Share (as hereinafter defined) shall be and hereby are assigned to Parent, and the shares of Parent Common Stock issued and the cash paid upon the conversion of the Unvested Company Shares in the Merger shall continue to be unvested and subject to the same Unvested Share Restrictions which applied to such Unvested Company Shares immediately prior to the Effective Time, after giving effect to any acceleration, lapse or other vesting occurring by operation of the Merger and the Subsequent Merger. The certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends noting such Unvested Share Restrictions. The Company shall take all actions necessary to ensure that, from and after the Effective Time, Parent (or its assignee) shall be entitled to exercise the rights held by the Company immediately prior to the Effective Time with respect to all Unvested Share Restrictions. For purposes of this Agreement, (i) "Unvested Company Share" means each outstanding share of Company Common Stock issued under a Company Stock Option Plan or otherwise which is subject to any Unvested Share Restrictions and (ii) "Unvested Share Restrictions" means all repurchase, cancellation, forfeiture, vesting and other conditions or restrictions applicable to an Unvested Company Share.

                  (c) Within ten (10) business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Common Stock subject to Substitute Options or shall cause Substitute Options to be deemed to be issued pursuant to a Parent Stock Plan for which a sufficient number of shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form.

                  (d) Parent, in its sole discretion, upon at least 10 days prior written notice to the Company, may require the Company to cause the Company Stock Purchase Plan and all rights thereunder to be suspended immediately following the close of any Purchase Interval (as such term is defined in the Company Stock Purchase Plan) ending after the date hereof, with the effect of such suspension being that no offering period and no Purchase Interval shall commence or continue under such plan during the period of such suspension.

                  Section 5.8 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following:
(i) causing the conditions precedent set forth in Article VI to be satisfied;
(ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and from Persons other than Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement, the consummation of the Merger, the Subsequent Merger or any of the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Merger, the Subsequent Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant hereto, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

                  (c) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or Affiliates, unless such action or actions would not, individually or in the aggregate, reasonably be expected to materially impair the benefits sought to be derived by Parent from the transactions contemplated by this Agreement, including the Merger and the Subsequent Merger, or have a Material Adverse Effect on Parent and (ii) the Company shall not, without Parent's prior written consent, take or agree to take any such action.

                  (e) At or prior to the Effective Time, the Company shall deliver to Parent all consents, waivers or approvals obtained by the Company with respect to the consummation of the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement.

                  Section 5.9 Public Announcements. The initial press release concerning the Merger shall be a joint press release of Parent and the Company. Thereafter, Parent and the Company will not issue any press release with respect to the Merger, the Subsequent Merger or any of the other transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of Nasdaq.

                  Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the Merger, the Subsequent Merger or any of the other transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the Merger, the Subsequent Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the Merger, the Subsequent Merger and the other transactions contemplated hereby.

                  Section 5.11      Indemnification; Directors and Officers
Insurance.

                  (a) Subject to applicable law, for six years from and after the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, (i) fulfill and honor in all respects the obligations of the Company for indemnification and advancement of expenses in favor of each past and present officer and director of the Company (each, an "Indemnified Party") under the Company Charter, the Company Bylaws or any indemnification agreement set forth in Section 5.11 of the Company Letter to which such Indemnified Party is a party and (ii) shall indemnify and hold harmless each Indemnified Party against any costs or expenses (including but not limited to reasonable attorneys' fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities (collectively, "Costs") incurred in connection with any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each, a "Proceeding"), whether asserted or claimed prior to, at or after the Effective Time, if and whenever such Indemnified Party is or was a party to or a subject of, or is threatened to be made a party to or a subject of, such Proceeding arising out of or pertaining to acts or omissions or alleged acts or omissions of the Indemnified Party occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) in his or her capacity as an officer or director of the Company or its wholly-owned Subsidiaries, to the fullest extent permitted under the DGCL (and Parent shall also advance expenses to each Indemnified Party as incurred to the fullest extent permitted by the

DGCL, provided that Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such expenses can not be reimbursed or indemnified under the DGCL to the extent such undertaking is required by the DGCL). The provisions of Section 5.11(a)(ii) shall not require Parent to indemnify an Indemnified Party hereunder in connection with a Proceeding commenced by such Indemnified Party.

                  (b) Parent shall provide and maintain in effect, or shall cause the Surviving Corporation to provide and maintain in effect, for an aggregate period of not less than six (6) years from the Effective Time, for the benefit of those Persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof an insurance and indemnification policy that provides coverage for acts or omissions occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (the "D&O Insurance") that is at least as favorable (with respect to coverage, amounts, limits, deductibles and conditions) to the Company's existing policy; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such coverage (the "Company's Current Premium"). If such premiums for such insurance would at any time exceed 200% of the Company's Current Premium, then Parent shall maintain the maximum amount of coverage under a policy having the same deductible as is available for such 200% of the Company's Current Premium. The Company represents and warrants to Parent that the Company's Current Premium is $1,240,000. Notwithstanding the foregoing, Parent shall use its reasonable best efforts to cause coverage to be extended under the Company's D&O Insurance by obtaining a six-year "tail" policy, provided that the cost of such tail coverage does not exceed $3 million. If Parent is unable to obtain such tail policy, Parent shall provide the Company with notice thereof at least 5 business days prior to the Effective Time. If the Company receives such notice from Parent, the Company may purchase such tail policy, provided that the cost of such tail coverage does not exceed $3 million. Such tail policy shall satisfy Parent's and the Surviving Corporation's obligations under the provisions of this Section 5.11(b).

                  (c) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and estates and such provisions may not be terminated or amended in any manner adverse to the interests of such Person without his or her prior consent.

                  (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation is made against an Indemnified Party, for which such Indemnified Party is entitled to indemnification hereunder, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect, solely with respect to such matters, until the final disposition of such claim, action, suit, proceeding or investigation.

                  (e) In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers all or substantially all of its properties to any Person, then, and in each case, to the extent necessary to effect such assumption, proper provision shall be made so that the successors and assigns of the Parent and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.11.

                  Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it has Knowledge and which would be reasonably likely to cause (x) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement of the notifying party contained in this Agreement not to be complied with or satisfied in all material respects,
(ii) any material failure of the notifying party to comply in a timely manner with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change, event or effect which would, individually or in the aggregate, have a Material Adverse Effect on the notifying party; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that a failure to comply with this Section 5.12 shall not cause the failure of any condition set forth in Article VI to be satisfied unless the underlying untruth, inaccuracy, noncompliance, failure or Material Adverse Effect would independently result in the failure of a condition set forth in Article VI to be satisfied.

                  Section 5.13 Employee Benefit Plans and Agreements. (a) Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans and all employment, severance and change in control agreements entered into by the Company prior to the date hereof and described in Section 3.12 of the Company Letter; provided, however, that, except as provided in this Section 5.13, nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, Contract or policy (provided that such amendment or termination is permitted by its terms) or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract. Except as otherwise provided herein, following the Effective Time and continuing at least until December 31, 2004, employees of the Company and its Subsidiaries (i) shall continue to participate in all "welfare plans" and "pension plans," as such terms are defined in Sections 3(1) and 3(2), respectively, of ERISA, which are maintained by the Company and in effect immediately prior to the Effective Time and (ii) shall be eligible for benefits other than those described in clause (i) ("Non-ERISA Benefits") which in the aggregate are substantially comparable to the Non-ERISA Benefits provided by the Company immediately prior to the Effective Time; provided, however, that the employee stock purchase plans maintained by Parent and the Company shall be deemed comparable to each other for this purpose. After December 31, 2004, employees of the Company and its Subsidiaries shall be eligible for the Parent Plans on the same terms as such plans and arrangements are generally offered from time to time to employees of Parent and its Subsidiaries in comparable positions.

                  (b) Parent shall cause each Parent Plan covering employees of the Company or its Subsidiaries to recognize prior service of such employees with the Company and its Subsidiaries or their predecessors (to the extent recognized under the analogous Company Plans) as service with Parent and its Subsidiaries for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) under any Parent Plan that is a "pension plan" (as defined in Section 3(2) of ERISA).

                  (c) To the extent any employee of the Company or its Subsidiaries first becomes eligible to participate in a Parent Plan that is a "welfare plan," as defined in Section 3(1) of ERISA, after January 1, 2005, Parent shall take such action as is appropriate to effect the integration of such employee into such Parent Plan, which shall include (i) waiving all pre-existing conditions and waiting periods with respect to participation and coverage requirements applicable to such employee and his or her eligible dependents under such Parent Plan, except to the extent such pre-existing conditions or waiting periods applied immediately prior thereto under the analogous Company Plan and (ii) providing such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent Plan under an analogous Company Plan (to the same extent that such credit was given under such Company Plan) in satisfying any applicable deductible or annual maximum out-of-pocket requirements under such Parent Plan.

                  (d) Following the Effective Time, employees of the Company and its Subsidiaries shall accrue vacation under a policy maintained by Parent for employees in comparable positions; provided, however, that no such employee shall accrue vacation at a rate less than the rate at which such employee was accruing vacation for the calendar year in which the Effective Time occurs under the policy maintained by the Company.

                  (e) The employee sabbatical program maintained by the Company immediately prior to the Effective Time (the "Sabbatical Program") shall terminate as of the Effective Time and, in lieu of the benefits otherwise provided thereunder, and subject to the terms and conditions set forth in this
Section 5.13(e), Parent shall cause the Surviving Corporation to make cash payments to employees who are eligible to participate in the Sabbatical Program as of the date hereof, based on the years of eligibility service which they have accrued under the terms and conditions of the Sabbatical Program immediately prior to the Effective Time (including the method of crediting service applicable to former employees of Marconi Communications, Inc. or its Affiliates ("Marconi") pursuant to the terms of the Asset Sale Agreement, dated January 5, 2004, as amended, between Parent and Marconi). If an eligible employee has accrued five or more years of eligibility service as of the Effective Time, then such employee shall receive a cash payment, not later than 30 days after the Effective Time, in an amount equal to six times such employee's weekly rate of base pay. If an eligible employee has accrued fewer than five years of eligibility service as of the Effective Time, then such employee shall receive a cash payment in an amount equal to the product of (i) six times the employee's weekly rate of base pay and (ii) a fraction, the numerator of which is the number of months of eligibility service credited to such employee under the Sabbatical Program immediately prior to the Effective Time, rounded up to the nearest whole month, and the denominator of which is 60; provided, however, that such payment shall be subject to, and payable within 30 days after, such employee's (x) continuous employment by Parent or any of its Affiliates through the 12-month anniversary of the Effective Time or (y) the termination of such employment prior to the 12-month anniversary of the Effective Time due to an involuntary termination by Parent or any of its Affiliates (other than as a result of death, disability or for cause) or a voluntary termination by such employee for "good reason" or pursuant to a "qualifying resignation" (as defined in the severance plan or agreement pursuant to which such employee is eligible for severance benefits). No employee shall receive a cash payment pursuant to this
Section 5.13(e) in excess of six times such employee's weekly rate of base pay.

                  (f) Parent shall cause the Surviving Corporation (or any successor thereto) (i) to maintain the Company's Change-in-Control Severance Plan, as in effect on the date hereof, for a period not less than six months after the Effective Time, and (ii) to maintain the severance plan and agreements applicable to former employees of Marconi, as set forth in Section 5.13(f) of the Company Letter, through December 31, 2004.

                  (g) Parent shall cause the Surviving Corporation (or any successor thereto) to pay the cash bonuses under the terms of the Company's Management Incentive Plan (the "MIP") for the year ending December 31, 2004, and each of the quarters ending therein, to those persons employed by the Company or its Subsidiaries immediately before the Effective Time and who are eligible thereunder, equal to a percentage of base salary based upon actual performance (provided, that Parent shall be entitled to make such adjustments in the performance goals of the MIP as it shall deem appropriate in light of any changes in circumstance following the Effective Time that do not materially reduce either the amount as a percentage of base compensation or the likelihood of achievement of the goals). Notwithstanding anything to the contrary contained herein, any employee whose employment terminates prior to December 31, 2004 due to an involuntary termination by Parent or any of its Affiliates (other than as a result of death, disability or for cause) or a voluntary termination by such employee for "good reason" or pursuant to a "qualifying resignation" (as defined in the severance plan or agreement pursuant to which such employee is eligible for severance benefits) shall be entitled to (i) a prorated bonus for the quarter during which the employee's employment terminates, based on the employee's period of employment during such quarter, (ii) the bonus earned for any prior quarter during 2004 but not yet paid and (iii) a prorated bonus for the "fifth quarter," within the meaning of the MIP, based on the employee's period of employment during 2004, and in each case based on the employee's annualized base salary and the achievement of actual performance goals. Bonus payments pursuant to this Section 5.13 shall be in addition to any benefits to which the employee is entitled under any applicable severance plan or agreement.

                  Section 5.14 Nasdaq. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time. The Surviving Corporation shall use its reasonable best efforts to cause its shares of Common Stock and associated Rights to no longer be quoted on Nasdaq and to be de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  Section 5.15 Rights Agreement. Without the prior written consent of Parent, the Company shall not redeem the Rights issued under the Rights Agreement or amend or terminate the Rights Agreement prior to the Effective Time unless required to do so by a court of competent jurisdiction.

                  Section 5.16 Board of Directors Representative. Immediately after the Effective Time, Parent shall appoint John A. Schofield, William L. Keever and Frank Ianna, or such other three persons to be agreed upon by Parent and the Company prior to the Effective Time, to the

Board of Directors of Parent, as a Class I director, a Class II director and a Class III director, respectively. Prior to such appointment, the Board of Directors of Parent shall take all necessary action to increase the size of the Board of Directors of Parent as necessary to comply with the foregoing sentence.

                  Section 5.17 Section 16 Matters. The Board of Directors of the Company and Parent shall, prior to the Effective Time, to the extent permitted by law, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) to exempt (i) the conversion of Company Common Stock into cash or Parent Common Stock and the conversion of Company Stock Options into Substitute Options and (ii) the acquisition of Parent Common Stock and the right to receive Parent Common Stock (including pursuant to Substitute Options) pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees or directors of the Company who may become an officer or director of Parent subject to the reporting requirements of
Section 16(a) of the Exchange Act. Parent and the Company shall provide to counsel to the other party copies of the resolutions to be adopted by the respective Boards of Directors to implement the foregoing.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by Parent and the Company at or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. (i) The Company Stockholder Approval shall have been obtained in accordance with applicable law and the Company Charter and the Company Bylaws and (ii) the Parent Stockholder Approval shall have been obtained in accordance with applicable rules of Nasdaq, applicable law and the Parent Charter and the Parent Bylaws.

                  (b) Quotation of Stock. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

                  (c) Certain Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (ii) All other authorizations, consents, orders, declarations or approvals of or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger, the Subsequent Merger or any of the other transactions contemplated hereby illegal or would, individually or in the aggregate, have a Material Adverse Effect on Parent (assuming the Merger and the Subsequent Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

                  (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or Blue Sky authorizations (including State Takeover Approvals) shall have been received.

                  (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect prohibiting or having the effect of making illegal the consummation of the Merger or the Subsequent Merger (collectively, an "Order") and no Governmental Entity shall have instituted any proceeding that is pending seeking such an Order.

                  Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Closing Date of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. (i) Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing Date; (ii) each of the representations and warranties of Parent and Sub contained in Section 2.2 (Capital Structure),
Section 2.3 (Authority), Section 2.6 (Registration Statement and Joint Proxy Statement), Section 2.17 (Required Vote of Parent Stockholders) and Section 2.20 (Operations of Sub) shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than, in each case, representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date); and (iii) each of the representations and warranties of Parent and Sub contained in this Agreement (other than those contained in the preceding clause), when read without any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than, in each case, representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except where the failure to be so true and correct would not, individually or in the aggregate with respect to all such failures, have a Material Adverse Effect on Parent or reasonably be likely to materially adversely affect the ability of Parent to effect the Merger in accordance with this Agreement, in the case of each of clauses (ii) and (iii) of this Section 6.2(a) except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. The Company shall have received an opinion of Pillsbury Winthrop LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Closing Date, for federal income tax purposes: (i) the Merger and the Subsequent Merger, taken together, will constitute a "reorganization" within the meaning of Section 368(a) of the Code,
(ii) the Company and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and

(iii) no gain or loss will be recognized by a holder of Company Common Stock upon the exchange of a share of Company Common Stock (together with the associated Rights) for the Per Share Merger Consideration received therefor pursuant to the Merger, except that gain will be recognized to the extent of the Per Share Cash Consideration received and except that gain or loss may be recognized with respect to cash received in lieu of fractional shares of Parent Common Stock. The parties to this Agreement agree to make reasonable representations (and Parent shall cause Sister Subsidiary to make reasonable representations) as may be requested by Pillsbury Winthrop LLP for purposes of rendering such opinions, and in rendering such opinions, Pillsbury Winthrop LLP may rely upon such representations.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Closing Date of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. (i) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing Date; (ii) each of the representations and warranties of the Company contained in Section 3.2 (Capital Structure), Section 3.3 (Authority), Section 3.6 (Registration Statement and Joint Proxy Statement),
Section 3.11(a)(ii) (Certain Agreements) (only insofar as such representation and warranty relates to contractual provisions that would be binding on Parent and its Subsidiaries (other than the Company and its Subsidiaries) after the Merger and the Subsequent Merger), Section 3.17 (State Takeover Statutes; Certain Charter Provisions), Section 3.18 (Required Vote of Company Stockholders) and Section 3.21 (Rights Agreement) shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than, in each case, representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date); and (iii) each of the representations and warranties of the Company contained in this Agreement (other than those contained in the preceding clause), when read without any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than, in each case, representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except where the failure to be so true and correct would not, individually or in the aggregate with respect to all such failures, have a Material Adverse Effect on the Company or reasonably be likely to materially adversely affect the ability of the Company to effect the Merger in accordance with this Agreement, in the case of each of clauses (ii) and (iii) of this
Section 6.3(a) except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. Parent shall have received an opinion of Sidley Austin Brown & Wood LLP, in form and substance reasonably satisfactory to Parent, dated the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Closing Date, for federal income tax purposes: (i) the Merger and the Subsequent Merger, taken together, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, (ii) the Company and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by a holder of Company Common Stock upon the exchange of a share of Company Common Stock (together with the associated Rights) for the Per Share Merger Consideration received therefor pursuant to the Merger, except that gain will be recognized to the extent of the Per Share Cash Consideration received and except that gain or loss may be recognized with respect to cash received in lieu of fractional shares of Parent Common Stock. The parties to this Agreement agree to make reasonable representations (and Parent shall cause Sister Subsidiary to make reasonable representations ) as may be requested by Sidley Austin Brown & Wood LLP for purposes of rendering such opinions, and in rendering such opinions, Sidley Austin Brown & Wood LLP may rely upon such representations.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (d) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

                  (e) Dissenting Stockholders. The Dissenting Shares shall include no more than ten percent (10%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by Parent if there has been a breach of any representation, warranty, covenant or other agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.3(a) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company;

                  (c) by the Company if there has been a breach of any representation, warranty, covenant or other agreement made by Parent or Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.2(a) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent;

                  (d) by either Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on November 19, 2004 (the "End Date") (which date may be extended by Parent or the Company from time to time by written notice to the other to a date not later than February 19, 2005 if the Merger shall not have been consummated as a result of the failure to satisfy the condition set forth in Section 6.1(c)(i) so long as all other conditions to closing shall have been satisfied or waived); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or
(ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting or having the effect of making illegal the consummation of the Merger or the Subsequent Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by either Parent or the Company if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Sections 4.2, 5.1 and 5.2 or has otherwise breached in any material respect any of its obligations under this Agreement in any manner that could reasonably have caused the failure to obtain the Company Stockholder Approval at the Company Stockholder Meeting;

                  (f) by Parent or the Company if the Parent Stockholder Approval is not obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if Parent has not complied with its obligations under Sections 5.1 and 5.2 or has otherwise breached in any material respect any of its obligations under this Agreement in any manner that could reasonably have caused the failure to obtain the Parent Stockholder Approval at the Parent Stockholder Meeting; or

                  (g) by Parent if at any time prior to the time when the Company Stockholder Approval has been obtained, (i) the Board of Directors of the Company shall not have recommended, or such Board of Directors or a committee thereof shall have resolved not to recommend, or shall have qualified, modified, amended or withdrawn such Board of Directors' recommendation of the approval and adoption of this Agreement or the declaration that this Agreement and the Merger are advisable and fair to and in the best interest of the Company and its stockholders in a manner adverse to Parent or shall have taken any other action or made any other statement in connection with the Company Stockholder Meeting inconsistent with such recommendation or declaration or shall have resolved or proposed to do any of the foregoing; (ii) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so; or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within 10 business days of such commencement (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (h) by the Company if (A) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, (B) Parent does not make, within five days of receipt of the Company's written notification of its intention to enter into a definitive agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in its reasonable good faith judgment after consultation with its financial advisors, is at least as favorable, from a financial point of view, to stockholders of the Company and
(C) the Company prior to or concurrently with such termination pays to Parent in immediately available funds the Termination Fee provided for in Section 5.6(c). The Company agrees (x) that it will not enter into a definitive agreement referred to in clause (A) above earlier than the sixth day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly in writing if its intention to enter into a definitive agreement referred to in its notification shall change at any time after giving such notification;

                  (i) by the Company if a Parent Acquisition Transaction occurs or Parent or any of its Subsidiaries shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Parent Acquisition Transaction; provided, however, that the Company shall only be entitled to terminate this Agreement pursuant to this Section 7.1(i) for a period of ten (10) days from the earlier to occur of such a Parent Acquisition Transaction and the public announcement of the entry into such letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to such Parent Acquisition Transaction; for purposes of this Section 7.1(i), "Parent Acquisition Transaction" means any transaction or series of transactions involving: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent, pursuant to which the stockholders of Parent, immediately preceding such transaction or series of transactions hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by Parent or any of its Subsidiaries of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the assets of Parent and its Subsidiaries, taken as a whole, immediately prior to such sale or other disposition, or (iii) the acquisition by any Third Party (including by way of a tender offer or an exchange offer or issuance by the party or such Third Party), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then-outstanding shares of capital stock of Parent;

                  (j) by the Company if at any time prior to the time when the Parent Stockholder Approval has been obtained, the Board of Directors of Parent shall not have recommended, or such Board of Directors or a committee thereof shall have resolved not to recommend, or shall have qualified, modified, amended or withdrawn such Board of Directors' recommendation of the approval of the Share Issuance or the declaration that this Agreement and the Merger are advisable and fair to and in the best interest of Parent and its stockholders in a manner adverse to the Company or shall have taken any other action or made any other statement in connection with the Parent Stockholder Meeting inconsistent with such recommendation or declaration or shall have resolved or proposed to do any of the foregoing;

                  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  Section 7.2 Effect of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of written notice of termination by the terminating party to the other parties hereto (except in the case of a termination pursuant to Section 7.1(a) which will be effective upon the written consent of both Parent and the Company). In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers, directors, employees, agents, advisors or other representatives (except for the last sentence of Section 5.3, the entirety of Section 5.6 and the entirety of Article VIII which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

                  Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Waiver. At any time prior to the Closing Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (iii) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                  Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Sub, to

                                   Tellabs, Inc.
                                   One Tellabs Center
                                   1415 West Diehl Road
                                   Naperville, Illinois  60563
                                   Attention: General Counsel
                                   Facsimile No.: (630) 798-3231

                           with a copy to:

                                   Sidley Austin Brown & Wood LLP
                                   Bank One Plaza
                                   10 South Dearborn Street
                                   Chicago, Illinois  60603
                                   Attention: Imad I. Qasim
                                   Facsimile No.:  (312) 853-7036

                  (b) if to the Company, to

                                   Advanced Fibre Communications, Inc.
                                   1465 N. McDowell Blvd.
                                   Petaluma, California  94954
                                   Attention: General Counsel
                                   Facsimile No.:  707-792-4048

                           with a copy to:

                                   Pillsbury Winthrop LLP
                                   50 Fremont Street
                                   San Francisco, California  94105
                                   Attention: Blair W. White
                                   Facsimile No.:(415) 983-1200

                  Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of
Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.11, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 8.6       Governing Law and Venue; Waiver of Jury
Trial.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Merger, the Subsequent Merger and the other transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
8.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE SUBSEQUENT MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

                  Section 8.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

                  Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Merger, the Subsequent Merger and the other transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  Section 8.9 Enforcement of this Agreement. In addition to any remedy to which any party hereto is specifically entitled by the terms hereof, each party shall be entitled to pursue any other remedy available to it at law or in equity (including damages, specific performance or other injunctive relief) in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached.

                                    * * * * *

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                  TELLABS, INC.

                           By:    /s/ Krish A. Prabhu
                                  _____________________________________
                                  Name:  Krish A. Prabhu
                                  Title: Chief Executive Officer and
                                         President

                                  CHARDONNAY MERGER CORP.

                           By:    /s/ Krish A. Prabhu
                                  _____________________________________
                                  Name:  Krish A. Prabhu
                                  Title: President

                                  ADVANCED FIBRE
                                  COMMUNICATIONS, INC.

                           By:    /s/ John A. Schofield
                                  _____________________________________
                                  Name:  John A. Schofield
                                  Title: Chief Executive Officer and
                                         President

                                                                       EXHIBIT A

                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY

[________], 2004

Tellabs, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, Illinois 60563

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Advanced Fibre Communications, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of May 19, 2004 (the "Merger Agreement"), among Tellabs, Inc., a Delaware corporation ("Parent"), Chardonnay Merger Corp., a Delaware corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I will receive shares of Common Stock, $0.01 par value, of Parent (the "Parent Shares") and the Per Share Cash Consideration in exchange for shares of Common Stock, $0.01 par value, of the Company (the "Company Shares") owned by me or purchasable by me upon exercise of stock options or stock purchase rights.

         1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

                  C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the sale, transfer or other disposition by me of the Parent Shares will not have been registered under the Act, I may not sell, transfer, pledge or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer, pledge or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer, pledge or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND TELLABS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TELLABS, INC."

                  F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         2. By Parent's acceptance of this letter, Parent hereby agrees with me that certificates with the legends set forth in paragraphs 1(E) and (F) above will be substituted by delivery of certificates without such legend if (i) one year (or such other period as may be required under Rule 145(d)(2) or any successor thereto) shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years (or such other period as may be required under Rule 145(d)(3) or any successor thereto) shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned or (iii) the Parent has received a copy of a letter from the Staff of the Commission or an opinion of counsel, which letter or opinion of counsel shall be reasonably satisfactory to Parent, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         It is agreed that this letter agreement shall terminate and be of no further force or effect if the Merger Agreement is terminated in accordance with its terms.

                                    Very truly yours,

                                    _____________________________________
                                    Name:

Agreed and accepted this _________day
of ___________, 2004, by

TELLABS, INC.

By
Name:
Title:

                                       -3-